LSB FINANCIAL CORP.
101 Main Street
Lafayette, Indiana 47901
(765) 742-1064

March 14, 2003

Dear Fellow Shareholder:

            On behalf of the Board of Directors and management of LSB Financial Corp., we cordially invite you to attend the annual meeting of the LSB Financial Corp. shareholders. The meeting will be held at 9:00 a.m., Lafayette, Indiana time, on Wednesday, April 16, 2003, at the Riehle Plaza located at 200 N. Second Street, Lafayette, Indiana. The annual meeting will include management's report to you on the Company's 2002 financial and operating performance.

            An important aspect of the annual meeting process is the annual shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process.

            Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope provided as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

            Your Board of Directors and management are committed to the success of LSB Financial Corp. and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours, /s/ Randolph F. Williams RANDOLPH F. WILLIAMS President and Chief Executive Officer

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LSB FINANCIAL CORP.
101 Main Street
Lafayette, Indiana 47901
(765) 742-1064

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 16, 2003

            NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of LSB Financial Corp. will be held at the Riehle Plaza located at 200 N. Second Street, Lafayette, Indiana, on Wednesday, April 16, 2003, at 9:00 a.m. local time. At the annual meeting, shareholders will be asked to consider and vote on the following proposals:

Proposal I.	Election of four directors, each with a term of three years; and
Proposal II.	Ratification of the appointment of Crowe Chizek and Company LLP, as independent auditors for the Company for the year ending December 31, 2003.

            Shareholders also will transact such other matters as may properly come before the annual meeting, or any adjournments or postponements thereof. We are not aware of any other business to come before the meeting.

             The record date for the annual meeting is February 28, 2003. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be available for inspection by shareholders at the offices of the Company during the five days prior to the annual meeting as well as at the meeting. Your Board of Directors recommends that you vote "FOR" each of the proposals.

             A proxy card and proxy statement for the annual meeting are enclosed. Whether or not you plan to attend the annual meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

             Thank you for your continued interest and support.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Randolph F. Williams RANDOLPH F. WILLIAMS President and Chief Executive Officer

Lafayette, Indiana
March 14, 2003

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

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LSB FINANCIAL CORP.
101 Main Street
Lafayette, Indiana 47901
(765) 742-1064

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 16, 2003

INTRODUCTION

             The LSB Financial Corp. Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of LSB Financial Corp. for use at the Company's Annual Meeting of Shareholders. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about March 14, 2003. LSB Financial Corp. is referred to in this proxy statement as "LSB Financial" or the "Company."

             Certain of the information provided herein relates to Lafayette Savings Bank, FSB, the principal operating and wholly-owned subsidiary of LSB Financial. Lafayette Savings Bank, FSB is referred to in this proxy statement as "Lafayette Savings."

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

             Our annual meeting will be held as follows:

Date:	April 16, 2003
Time:	9:00 a.m., local time
Place:	Riehle Plaza 200 N. Second Street Lafayette, Indiana

Matters to be Considered at the Annual Meeting

             At the annual meeting, shareholders of LSB Financial are being asked to consider and vote upon the following proposals:

Proposal I.	Election of four directors, each with a term of three years; and
Proposal II.	Ratification of the appointment of Crowe, Chizek and Company LLP, as independent auditors for the Company for the year ending December 31, 2003.

The shareholders also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

             A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will not be included in the calculation of the number of shares considered to be present at the meeting.

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Your Voting Rights

             We have fixed the close of business on February 28, 2003, as the record date for the annual meeting. Only shareholders of record of LSB Financial common stock at the close of business on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of LSB Financial common stock you own. On February 28, 2003, 1,364,817 shares of LSB Financial common stock were outstanding and entitled to vote at the annual meeting.

             If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, your nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will nevertheless be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Under the Nasdaq Stock Market rules, both the election of directors and the ratification of auditors are considered "discretionary" items and, therefore, your nominee may vote your shares without instructions from you.

             We maintain an Employee Stock Ownership Plan ("ESOP ") which owns approximately 8.05 percent of LSB Financial common stock. Employees of LSB Financial and Lafayette Savings participate in the ESOP . Each ESOP participant instructs the trustee of the plan how to vote the shares of LSB Financial common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote such participant's shares in accordance with the shareholder's instructions. Where properly executed voting instruction cards are returned to the ESOP trustee with no specific instruction as how to vote at the annual meeting, the trustee will vote the shares "FOR" the election of each of management's director nominees and "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for LSB Financial for the year ending December 31, 2003. In the event the ESOP participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the ESOP trustee shall vote such shares "FOR" each of management's director nominees and "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP. The ESOP trustee will vote the shares of LSB Financial common stock held in the ESOP but not allocated to any participant's account in the same proportion as directed by the ESOP participants who directed the trustee as to the manner of voting their allocated shares in the ESOP with respect to each such proposal.

Vote Required to Approve the Proposals

             Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of LSB Financial common stock. This means that the four director nominees with the most affirmative votes will be elected to fill the available seats. If you vote "withheld" with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purposes of determining whether there is a quorum.

             Ratification of the appointment of Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2003 requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of LSB Financial common stock. Shareholder abstentions on the proposal to ratify the appointment of Crowe, Chizek and Company LLP as our independent auditors will have the same effect as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote.

             The LSB Financial Board of Directors unanimously recommends that you vote "FOR" election of each of management's director nominees and "FOR" the proposal to ratify Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2003.

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How to Vote at the Annual Meeting

             You may vote in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting; provided, however, if your shares are held in the name of your broker, bank or other nominee, in order for you to receive a ballot and vote at the annual meeting, you must bring a letter from the nominee indicating that you were the beneficial owner of LSB Financial common stock on February 28, 2003, the record date for voting at the annual meeting. See "How to Revoke Your Proxy" below.

             If you properly give your proxy and submit it to us in time to vote, the persons named as your proxy will vote your shares as you have directed. If you submit your proxy but do not make a specific choice as to how to vote, your proxy will follow the LSB Financial Board's recommendation and vote your shares "FOR" the election of each of management's director nominees and "FOR" the proposal to ratify Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2003. Voting instructions are included on your proxy card. If your shares are registered in the name of a broker, bank or other nominee, you should follow the instructions set forth on the voting instruction form provided to you.

             The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the annual meeting in accordance with their best judgment. We are not aware of any other matters to be presented at the shareholders' annual meeting other than those described in the Notice of Annual Meeting of Shareholders accompanying this document.

             You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote. Please sign, date and return each proxy card to us in the enclosed pre-addressed envelope.

How to Revoke or Change Your Proxy

             You may revoke your proxy and change your vote at any time before the polls close at the meeting:

    by signing and submitting a new proxy with a later date,
    by notifying the Secretary of LSB Financial in writing that you would like to revoke your proxy, or by voting in person at the annual meeting.

             If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

Proxy Solicitation Costs

            We will pay our own costs of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

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SHARE OWNERSHIP OF LSB FINANCIAL COMMON STOCK

Stock Ownership of Significant Shareholders, Directors and Executive Officers

             The following table presents information regarding the beneficial ownership of LSB Financial common stock as of February 28, 2003, by:

    those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than five percent of the outstanding common stock of LSB Financial;
    each director and director nominee of LSB Financial;
    each executive officer of LSB Financial named in the Summary Compensation Table appearing under "Executive Compensation" below; and
    all of the executive officers and directors of LSB Financial as a group.

             The persons named in this table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as LSB Financial. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of LSB Financial.

Beneficial Owners	Shares Beneficially Owned(1)	Percent of Class
5% Beneficial Owners
LSB Financial Corp. Employee Stock Ownership Plan(2)	109,885	8.05%
John C. Shen, Advisory Director(3)	72,767	5.31
Directors, Director Nominees and Named Executive Officers
James A. Andrew, Director	39,716(4)	2.90
Kenneth P. Burns, Director	---	---
Mary Jo David, Director, Vice President, CFO and Secretary	24,731(5)	1.80
Harry A. Dunwoody, Director and Senior Vice President	27,806(5)	2.02
Philip W. Kemmer, Director	7,535	*
Thomas R. McCully, Director	19,562(6)	1.43
Peter Neisel, Director	25,470	1.86
Mariellen M. Neudeck, Chairman of the Board	23,268	1.70
Jeffrey A. Poxon, Director	26,933(7)	1.96
Charles W. Shook, Director	3,150	*
Randolph F. Williams, Director, President and CEO(5)	14,900(8)	1.09
Directors and executive officers of the Company as a group (11 persons)	213,071(5)(9)	14.94

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(1)	Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the February 28, 2003 voting record date, pursuant to the exercise of stock options, as follows:
Mr. Andrew - 6,383 shares	Mr. Kemmer - 6,383 shares	Mr. Poxon - 6,383 shares
Mr. Burns - 0 shares	Mr. McCully - 3,000 shares	Mr. Shook - 3,000 shares
Ms. David - 10,639 shares	Mr. Neisel - 6,383 shares	Mr. Williams - 2,000 shares
Mr. Dunwoody - 10,639 shares	Ms. Neudeck - 6,383 shares
(2)	Represents shares held by the ESOP, 73,969 shares of which have been allocated to accounts of participants. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the voting of shares of common stock allocated to his or her account. First Bankers Trust Company, N.A., Quincy, Illinois, as the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.
(3)	Includes 6,383 shares of common stock as to which Mr. Shen has the right to acquire beneficial ownership. Mr. Shen was appointed as an advisory board member upon his retirement from the Company's board of directors on April 18, 2001.
(4)	Includes 5,355 shares as to which Mr. Andrew may be deemed to have shared beneficial ownership.
(5)	Includes shares of common stock that have been allocated as of December 31, 2002 to individual accounts of ESOP participants, as follows: Ms. David - 5,759 shares; Mr. Dunwoody - 6,440 shares; Mr. Williams - 0 shares; and all executive officers as a group - 12,199 shares. These persons have voting power (subject to the duties of the ESOP trustee) but no investment power, except in limited circumstances, as to these shares.
(6)	Includes 12,402 shares as to which Mr. McCully may be deemed to have shared beneficial ownership.
(7)	Includes 6,721 shares as to which Mr. Poxon may be deemed to have shared beneficial ownership.
(8)	Includes 8,000 shares of restricted stock to which voting power has been transferred in accordance with the Company's restricted stock plan to a third party until such shares are vested.
(9)	Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes 61,193 shares of common stock issuable upon exercise of the directors' and executive officers' stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of LSB Financial's common stock (or any other equity securities, of which there are none), to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

             To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

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PROPOSAL I - ELECTION OF DIRECTORS

             Our Board of Directors currently consists of eleven members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. All of our nominees currently serve as LSB Financial directors. If any director nominee is unable to serve before the election, your proxy authorizes us to vote for a replacement nominee if our Board of Directors names one. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

             The table below sets forth information regarding our Board of Directors, including their age, position with LSB Financial and term of office. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends you vote "FOR" each of the director nominees.

Name	Age	Position(s) Held	Director Since(1)	Term of Office Expires
		Nominee
James A. Andrew	54	Director	1978	2006
Kenneth P. Burns	58	Director	2003	2006
Philip W. Kemmer	59	Director	1985	2006
Randolph F. Williams	54	President, Chief Executive Officer and Director	2001	2006
		Directors Remaining in Office
Harry A. Dunwoody	56	Senior Vice President and Director	1993	2004
Mariellen M. Neudeck	61	Chairman of the Board	1986	2004
Charles W. Shook	47	Director	1999	2004
Mary Jo David	53	Vice President, Chief Financial Officer, Secretary and Director	1999	2005
Thomas R. McCully	62	Director	1999	2005
Peter Neisel	64	Director	1990	2005
Jeffrey A. Poxon	56	Director	1992	2005

(1)   Includes service as a director of Lafayette Savings.

             The principal occupation of each director of LSB Financial and each of the nominees for director is set forth below. All directors and nominees have held their present position for at least five years unless otherwise indicated.

             James A. Andrew.Mr. Andrew is President and owner of Henry Poor Lumber Co. and Homeworks, retailers of building materials. He is also involved in residential and commercial land development.

             Kenneth P. Burns.Mr. Burns is an Executive Vice President and the Treasurer of Purdue University.

             Philip W. Kemmer.Mr. Kemmer is the Transportation Supervisor for the Lafayette School Corp. Prior to joining the Lafayette School Corp., Mr. Kemmer was the business administrator for the First Assembly of God Church from July 1995 through December 1999.

             Randolph F. Williams. Mr. Williams is President and Chief Executive Officer of LSB Financial and its wholly-owned subsidiary, Lafayette Savings. Mr. Williams was appointed to the Board of Directors of LSB Financial in September 2001. He was appointed President of LSB Financial in September 2001 and Chief Executive Officer in January 2002. Mr. Williams served as the President and Chief Operating Officer of Delaware Place Bank in Chicago, Illinois from 1996 until joining LSB Financial. Mr. Williams has over 25 years of banking-related experience.

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             Harry A. Dunwoody. Mr. Dunwoody has served as Senior Vice President of Lafayette Savings since 1989 and was elected as a Director of the bank in 1993. He has held the same positions with the Company since its formation in 1994. He is responsible for the residential and consumer lending functions of the bank.

             Mariellen M. Neudeck. Ms. Neudeck, retired as of June 30, 2001, was a Vice President of Greater Lafayette Health Services, Inc. and during her tenure was responsible for the administration of nine departments and seven functional areas of the hospital. She was elected as Chairman of the Board of Lafayette Savings in 1993 and of LSB Financial in 1994.

             Charles W. Shook. Mr. Shook was Vice President of The Shook Agency, a real estate brokerage business, from 1989 through 2001 and was appointed President in 2001.

             Mary Jo David. Ms. David is Vice-President, Chief Financial Officer and Secretary of LSB Financial and Lafayette Savings. She has held these positions with the Company since its formation in 1994 and with Lafayette Savings since 1992.

             Thomas R. McCully. Mr. McCully is a partner in the law firm of Stuart & Branigin and has worked there since 1966.

             Peter Neisel. Mr. Neisel, retired as of December 31, 2002, was the Owner, President and Chief Executive Officer of Schwab Corp., a manufacturer and seller of office equipment.

             Jeffrey A. Poxon. Mr. Poxon is the Senior Vice President, Investments and Chief Investment Officer of The Lafayette Life Insurance Company.

MEETINGS AND COMMITTEES

Meetings

             Meetings of the Board of Directors of LSB Financial are generally held on a monthly basis. Meetings of the Board of Directors of Lafayette Savings, the Company's wholly-owned operating subsidiary, are also generally held on a monthly basis. Membership on the Boards of Directors of LSB Financial and Lafayette Savings are identical. During 2002, the LSB Financial Board of Directors conducted 12 regular board meetings and one special board meeting and the Lafayette Savings Board of Directors conducted 12 regular board meetings and two special board meetings. Each director attended at least 75% of each of the LSB Financial Board and Lafayette Savings Board meetings and any committees on which he or she served during fiscal 2002.

Committees

             The Board of Directors of LSB Financial has a standing audit committee, consisting of the same members who serve on the audit committee for Lafayette Savings. Other than the audit committee, LSB Financial currently does not have any other standing committees as the business of LSB Financial currently consists solely of that of its operating subsidiary, Lafayette Savings. Lafayette Savings, whose board of directors is identical to that of LSB Financial's, has a standing audit committee and compensation committee. Lafayette Savings also has other Board committees which meet from time to time as needed to review various other functions of the bank. The entire Board of Directors of LSB Financial serves as the Company's nominating committee.

Audit Committee	Compensation Committee
Peter Neisel (Chairman)	James A. Andrew (Chairman)
Thomas R. McCully	Peter Neisel
Charles W. Shook	Mariellen M. Neudeck
Mariellen M. Neudeck	Jeffrey A. Poxon

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             The Audit Committee of LSB Financial operates under a written charter adopted by the full Board of Directors. A majority of the members of the Audit Committee are independent as the term "independent director" is defined under the existing National Association of Securities Dealers' Marketplace Rules. The audit committee met three times during the 2002 fiscal year. The primary responsibilities of the audit committee are as follows:

  review the results of the annual audit and quarterly reviews and discuss financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;
  select, evaluate and, if necessary, replace the independent auditors;
  monitor the design and maintenance of the Company's system of disclosure controls and internal accounting controls;
  review the results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with the Company's policies, plans and procedures and with laws and regulations;
  oversee the entire audit function both internal and independent; and
  provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

            The compensation committee met three times during fiscal 2002. The functions of the compensation committee are as follows:

  make salary and bonus recommendations, administer our stock option and incentive plan and restricted stock plan, and determine terms and conditions of employment of our officers;
  oversee the administration of our employee benefit plans covering employees generally; and
  make recommendations to the Board of Directors with respect to our compensation policies.

             The entire Board of Directors of LSB Financial selects nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the bylaws of LSB Financial. Pursuant to the Company's bylaws, nominations by shareholders must be delivered in writing to the Secretary of LSB Financial not less than 90 days prior to the date of the annual meeting; provided, however, that in the event less than 100 days' notice of the date of the annual meeting is given or made to shareholders, such nominations by shareholders must be delivered to LSB Financial no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was first made.

REPORT OF THE AUDIT COMMITTEE

             The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report therein, and shall not otherwise be deemed filed under such Acts.

             In fulfilling its oversight responsibility of reviewing the services performed by the Company's independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee also discussed with the Company's internal and independent auditors the overall

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scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under "Proposal II - Ratification of the Appointment of Auditors" below.

             The Company's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

             As part of its oversight of the Company's financial statements and in fulfilling its responsibilities:

  The Audit Committee has reviewed and discussed with LSB Financial's management the Company's audited financial statements for the year ended December 31, 2002;
  The Audit Committee has discussed with Crowe, Chizek and Company LLP, the independent auditors for LSB Financial, those matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61; and
  The Audit Committee has received the written disclosures and the letter from Crowe, Chizek and Company LLP required by Independence Standards Board No. 1 disclosing the matters that, in the auditor's judgement, may reasonably be thought to bear on the auditors' independence from LSB Financial, and has discussed with the auditors their independence from the Company.

             Based upon, and in reliance upon, the Audit Committee's discussions with management and the independent auditors referred to above, the Audit Committee's review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the SEC.

Submitted by the Audit Committee of
LSB Financial Corp.'s Board of Directors:

Peter Neisel, Chairman       Thomas R. McCully       Mariellen M. Neudeck       Charles W. Shook

COMPENSATION OF DIRECTORS

             The members of the Boards of Directors of LSB Financial and Lafayette Savings are identical. Directors of LSB Financial are not compensated for service on the Company's Board of Directors. Directors of Lafayette Savings, however, are compensated for service on the Lafayette Savings Board of Directors. During fiscal 2002, each non-employee director of Lafayette Savings received an annual retainer of $11,500, except for the Chairman of the Board, who received an annual retainer of $15,400. Each non-employee director also received $50 for each loan committee meeting attended. Directors who are also employees of Lafayette Savings did not receive any fees for their service on the Board or any Board committees.

             Thomas R. McCully, a director of LSB Financial and Lafayette Savings, is a partner in the law firm of Stuart & Branigin, which firm acts as counsel to Lafayette Savings from time to time. The legal fees received by the law firm from professional services rendered to Lafayette Savings during the year ended December 31, 2002 did not exceed five percent of the firm's gross revenues.

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EXECUTIVE COMPENSATION

Summary Compensation Table

             The following table sets forth summary information concerning compensation awarded to, earned by or paid to Randolph F. Williams, LSB Financial's President and Chief Executive Officer, and Mary Jo David, LSB Financial's Vice President, Chief Financial Officer and Secretary, for services rendered by each of them in all capacities with the Company and Lafayette Savings. No other executive officer received aggregate compensation, which includes salary and bonus, exceeding $100,000, for services rendered in 2002. Mr. Williams and Ms. David each received perquisites and other personal benefits in addition to his or her salary and bonus during the periods stated; however, the aggregate amount of these perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of his or her respective total annual salary and bonus and, therefore, this information has been omitted as permitted by the rules of the SEC.

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Options/ SARs (#)	All Other Compensation ($)
Randolph F. Williams(1) President and Chief Executive Officer	2002 2001	$160,000 46,477	$48,000 ---	--- $145,600(2)	--- /--- 10,000/---	$--- ---
Mary Jo David Vice President, Chief Financial Officer and Secretary	2002 2001 2000	$93,000 84,529 77,000	$16,920 --- ---	--- --- ---	--- --- ---	$3,755(3) 3,562 4,516
(1)	Mr. Williams was appointed President of LSB Financial in September 2001 and Chief Executive Officer on January 1, 2002.
(2)	Represents the aggregate dollar value on the date of grant of the 10,000 restricted shares of LSB Financial common stock awarded to Mr. Williams on September 17, 2001 under the company's restricted stock plan. The award vests in five equal annual installments with the first 20% of the award vesting on September 17, 2002, and the remaining shares vesting 20% annually on each succeeding September 17, subject to Mr. Williams' continued employment with LSB Financial. Mr. Williams is entitled to receive all dividends paid on the restricted shares. At December 31, 2002, the aggregate dollar value of the remaining 8,000 shares subject to restriction was $155,680.
(3)	Includes Lafayette Savings's annual contribution to the Company's Employee Stock Ownership Plan on behalf of Ms. David. The plan contribution on behalf of Ms. David had a market value of $12,007 as of December 31, 2002.

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

             The following table summarizes certain information relating to stock options held by Mr. Williams and Ms. David during the fiscal year ended December 31, 2002 and the value of such options at December 31, 2002. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 2002, which was $19.46 per share, based on the closing price of LSB Financial common stock as reported on the Nasdaq Stock Market on that date. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. These options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of LSB Financial common stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

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			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Randolph F. Williams	---	---	2,000	8,000	$9,800	$39,200
Mary Jo David	---	---	10,639	---	108,124	---

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF AUDITORS

             The Audit Committee of the LSB Financial Board of Directors has reappointed Crowe, Chizek and Company LLP to be the Company's independent auditors for the year ending December 31, 2003, subject to the ratification of the appointment by shareholders. A representative of Crowe, Chizek and Company LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

             The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Crowe, Chizek & Company LLP as LSB Financial's independent auditors for the year ending December 31, 2003.

             Audit Fees. The aggregate fees billed to LSB Financial by Crowe, Chizek and Company LLP for professional services rendered for the audit of LSB Financial's financial statements for fiscal 2002 and the reviews of the financial statements included in LSB Financial's Quarterly Reports on Form 10-QSB for that year were $47,370.

             Financial Information Systems Design and Implementation Fees. There were no fees for financial information systems design and implementation billed to LSB Financial by Crowe, Chizek and Company LLP for fiscal 2002.

             All Other Fees. The aggregate fees billed to LSB Financial by Crowe, Chizek and Company LLP for services other than audit during fiscal 2002 were $41,993, consisting primarily of extended audit services, electronic banking process and information systems security consulting, tax and regulatory compliance assistance and benefit plan related services.

             The Audit Committee of the Board of Directors has considered whether the providing of all non-auditing services and financial information systems design and implementation services, if any, (and the aggregate fees billed for such services) in fiscal year 2002 by Crowe, Chizek and Company LLP, the principal independent auditors, is compatible with maintaining the principal auditors' independence.

CERTAIN TRANSACTIONS

             Lafayette Savings has followed a policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

             All loans made by Lafayette Savings to its directors and executive officers are subject to the Office of Thrift Supervision regulations restricting loan and other transactions with affiliated persons of Lafayette Savings. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2002.

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SHAREHOLDER PROPOSALS

             In order to be eligible for inclusion in LSB Financial's proxy materials for next year's annual meeting of shareholders, any shareholder proposal must be received at LSB Financial's executive office located at 101 Main Street, Lafayette, Indiana 47901 on or before November 14, 2003. To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at our executive office on or before January 17, 2004; provided, however, that in the event that the date of next year's annual meeting is held before March 26, 2004 or after June 15, 2004, the shareholder proposal must be received on or before the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made.

             All shareholder proposals for inclusion in LSB Financial's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any shareholder proposal regardless of whether it is included in LSB Financial's proxy materials, the Company's Articles of Incorporation and Bylaws, and Indiana law.

OTHER MATTERS

             The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

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Revocable Proxy – LSB Financial Corp.

Annual Meeting of Shareholders · April 16, 2003

This proxy is solicited on behalf of the Board of Directors of LSB Financial Corp.

The undersigned hereby appoints the members of the Board of Directors of LSB Financial Corp., and its survivors, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of LSB Financial Corp. common stock held of record by the undersigned at the close of business on February 28, 2003, at the annual meeting of shareholders to be held on Wednesday, April 16, 2003, at 9:00 a.m. local time, and at any and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein. Should a director nominee be unable to serve as a director, an event that we do not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

This proxy many be revoked at any time before it is voted by delivering to the Secretary of LSB Financial Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than this proxy or a later dated proxy relating to the same shares of LSB Financial Corp. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from LSB Financial Corp. prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on April 16, 2003, an Annual Report to Shareholders for the year ended December 31, 2002, and a proxy statement relating to the business to be addressed at the meeting.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be signed, on the other side)

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Holder Account Number
USE A BLACK PEN. PLEASE MARK VOTES AS IN THIS EXAMPLE.	|X|	|_|	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A   Election of Directors

Proposal 1. The Board of Directors recommends a vote "FOR" the listed nominees for directors of LSB Financial Corp., each with a term of three years.

	For	Withhold
01 - James A. Andrew	|_|	|_|

02 - Kenneth P. Burns	|_|	|_|

03 - Philip W. Kemmer	|_|	|_|

04 - Randolph F. Williams	|_|	|_|

B   Issues

The Board of Directors recommends a vote "FOR" the following proposal.

	For	Against	Abstain
Proposal 2. Ratification of Crowe, Chizek and Company LLP as independent auditors for the Company for the year ending December 31, 2003.	|_|	|_|	|_|

C   Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

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1UPX      HHH      PPPP      MMMMMMMMMMMM      +